UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 8, 2007

(Date of earliest event reported)

Optionable, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51837	52-2219407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 Columbus Avenue Valhalla, NY	10595
(Address of principal executive offices)	(Zip Code)

914-773-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 8, 2007, BMO Financial Group (“BMO”) issued a statement indicating that BMO is suspending its business relationships with Optionable, Inc. (the “Company”), as well as all derivatives trading through the Company, pending the results of an ongoing external review of certain commodity trading losses incurred by BMO. BMO has accounted for a significant portion of the Company’s revenues. The Company believes that it is likely that BMO’s statement and suspension will have an adverse effect on the Company’s business, including its future results of operations and financial condition. The Company is unable to quantify the impact of BMO’s statement and suspension at this time.

On May 9, 2007, The New York Mercantile Exchange, Inc., a subsidiary of the NYMEX Holdings, Inc., announced that it will offer options trading for crude oil, natural gas, gold, and silver on the CME Globex electronic trading platform beginning in June 2007. We believe that some of the contracts trading on the CME Globex platform may compete with contracts trading on the Company’s OPEX platform. The Company is unable to quantify the impact of this potential competition on its business, including its future results of operations and financial condition.

This Report contains statements which are forward looking in nature and which depend upon or refer to future events or conditions, including statements with respect to the likely or potential impacts of the BMO statement and suspension and the commencement of options trading on the CME Globex platform, on the Company’s business, including its future results of operations and financial condition. Forward-looking statements are based on current expectations and are subject to various risks, uncertainties and assumptions. These statements are not guarantees of future performance and the Company undertakes no specific obligation or intention to update these statements after the date of this Report.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 9, 2007	OPTIONABLE, INC.

By:	/s/ Marc-Andre Boisseau
Name: Marc-Andre Boisseau Title: Chief Financial Officer

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